UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

MANNING & NAPIER, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Exeter Trust Board Notice

For nearly three decades, Exeter Trust Company has played an important role in the key strategic initiatives and overall success of Manning & Napier. I think it is well understood that wealth and asset management businesses like ours are better served by the stability of private ownership, as we had for the first 40 years of our history. As we enter our next phase of growth, now is the right time for Manning & Napier to become a private company once again.

I’m writing to make you aware that this morning we announced that we have entered into an agreement under which Manning & Napier will go private and be acquired by Callodine Group, in partnership with East Asset Management (EAM), the family office of Terrence and Kim Pegula. The purchase price of $12.85 per share of Company common stock represents a 41% premium above the closing price of Manning & Napier common stock on March 31, 2022, and a premium of approximately 55% to Manning & Napier’s volume-weighted average price for the last 90 calendar days.

Founded in 2018, Callodine is a Boston-based asset management platform that manages over $2 billion in assets across public equities, private credit and real estate. Callodine has a strong track record of successful acquisitions, providing strategic guidance and oversight while further enabling the existing management teams to continue managing and growing their businesses.

The proposed combination with Callodine and EAM is expected to afford Manning & Napier long-term stability and additional resources to further drive our key strategic initiatives without the impact of market fluctuations and continued focus on public company listing requirements. We expect to be better positioned to deliver superior results for clients, improve sales productivity, achieve operational excellence, retain talent and preserve our distinctive culture.

Following the close, which we expect in the third quarter of 2022, Manning & Napier will de-register from its public company status and de-list its shares from the New York Stock Exchange, becoming a private company owned by a Callodine affiliate in partnership with EAM. Manning & Napier employees will have the opportunity to maintain a meaningful minority stake in the new ownership structure, and our management team, investment philosophy and processes and client-facing teams are expected to remain in place.

Closing of this agreement will result in a change in control of Exeter Trust Company that is subject to prior review and approval by the New Hampshire Banking Department. Sarah Turner and I, along with Gallagher, Callahan & Gartrell, will be having an initial discussion with Nancy Daigle Renaud, Director of Trust Supervision, later this morning to review the proposed combination, and we will be preparing and filing the required application with the Banking Department in the coming days.

In conclusion, we are excited about starting the next chapter in Manning & Napier and Exeter Trust Company’s story with Callodine in partnership with EAM, and we will be reaching out to the Board soon for further discussion.

Additional Information and Where to Find It

In connection with the proposed transaction, Manning & Napier, Inc. (the “Company”) expects to file a proxy statement, as well as other relevant materials, with the Securities and Exchange Commission (the “SEC”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (http://ir.manning-napier.com). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at http://ir.manning-napier.com.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2021 annual meeting of shareholders filed with the SEC on April 29, 2021. To the extent the holdings of Company securities by the Company’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at http://ir.manning-napier.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials the Company may file with the SEC.

Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and other approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,”

“believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company. The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.